UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2023

HERITAGE-CRYSTAL CLEAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33987	26-0351454
(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2000 Center Drive, Suite C300, Hoffman Estates, IL 60192
 (Address of Principal Executive Offices) (Zip Code)

(847) 836-5670
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	HCCI	NASDAQ Global Select Market

Item 1.01. Entry into a Material Definitive Agreement.

On April 13, 2023, Heritage-Crystal Clean, Inc. (the “Company”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Fred Fehsenfeld, Jr., a director of the Company, The Heritage Group (“THG”) and trusts for the benefit of the Fehsenfeld family (collectively, the “Stockholders”). Pursuant to the Registration Rights Agreement, the Stockholders were provided certain rights relating to the registration of their common stock of the Company, including (i) a requirement that the Company use its reasonable efforts to maintain a “shelf” registration statement providing for the registration of the resale of the common stock held by the Stockholders, and (ii) demand registration rights to conduct up to two (2) underwritten offerings in any twelve (12)-month period during the first three (3) years of the Registration Rights Agreement and no more than one (1) time in any twelve-month period thereafter, and (iii) certain designated piggyback registration rights.

The foregoing description of the Registration Rights Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit number	Description
10.1	Heritage-Crystal Clean, Inc. Registration Rights Agreement dated April 13, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE-CRYSTAL CLEAN, INC.

Date: April 17, 2023	By: /s/ Mark DeVita Title: Executive Vice President & Chief Financial Officer